EXHIBIT 3.43

BYLAWS

OF

THRIFTY CAR SALES, INC.

ARTICLE I.

NAME OF CORPORATION

This Corporation shall be known as THRIFTY CAR SALES, INC.

ARTICLE II.

OFFICES

SECTION 1.                                                 The principal office and place of business of this Corporation shall be in the City of Tulsa, County of Tulsa, Oklahoma.

SECTION 2.                                                 The Corporation may have such other offices, either within or without the State of Oklahoma, at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

ARTICLE III.

STOCKHOLDERS MEETINGS

SECTION 1.                                                 Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held each year commencing the year 1999 on the second Tuesday in November at the hour of 10:00 o’clock A.M. at the principal office of the Corporation.  The Board of Directors may change the time, date or place of the annual meeting provided that any such change shall be conspicuously stated in the notice and call of the annual meeting or in a duly executed waiver of notice thereof.

If the date set for the annual meeting shall be a legal holiday in the State of Oklahoma, the annual meeting shall be held at 9:00 o’clock A.M. on the next succeeding business day.  If the election of Directors is not held during the stockholders meeting on the day designated herein as the day of the annual stockholders meeting, or at any continuation of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders called pursuant to the provisions of these Bylaws as soon thereafter as said meeting may conveniently be held.

The order of business at the annual meeting of stockholders shall be as follows:

(1)                                 Calling meeting to order.

(2)                                 Proof of notice of meeting.

(3)                                 Reading minutes of last previous annual meeting.

(4)                                 Reports of officers.

(5)                                 Reports of committees.

(6)                                 Election of Directors.

(7)                                 Such miscellaneous business as may come or be properly brought before the meeting.

SECTION 2.                                                 Special Meetings.  Special meetings of the stockholders, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called for any purpose or purposes by the Chairman of the Board of Directors, or the President, or in their absence, by any Vice President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the President or the Secretary upon the request in writing of a majority of the Board of Directors or at the request in writing of the stockholders owning a majority of the number of shares of the outstanding stock of the Corporation entitled to vote at such meeting.  Such requests by the Board of Directors or the stockholders shall state the purpose or purposes of the proposed meeting.  Business transacted at all special meetings shall be confined to the subjects or purposes stated in the call; PROVIDED, HOWEVER, notice of any special meeting and notice of the consideration of business other than that stated in the call may be waived in writing by any stockholder and will be considered as waived by each stockholder attending such special meeting.

The Board of Directors, unless otherwise prescribed by statute or the Certificate of Incorporation, may designate any place, either within or without the State of Oklahoma, as the place of meeting for any special meeting of the stockholders called by the Board of Directors.  If no designation of the place of any such special meeting is made or if a special meeting is called by any party or group other than the Board of Directors, the place of such special meeting shall be at the principal office of the Corporation.

SECTION 3.                                                 Notices of Meetings.  Notice of any annual or special meeting may be written or printed and shall state the place, date, hour and purpose or purposes thereof.  Notice of any annual or special meeting must be given by the Secretary of the Corporation to each stockholder of record and shall be deemed satisfactorily given if delivered in person to any stockholder of record or if mailed to any such stockholder not less than ten (10) days nor more than sixty (60) days preceding the date of any such annual meeting.  If mailed, such notice shall be deemed to be delivered when received, refused, or as of the first attempted date of delivery if unclaimed, when deposited in any United States Post Office as registered or certified mail, return receipt requested, postage prepaid, addressed to the stockholders’ last known mailing address as it appears on the stockholder’s ledger of the Corporation.  Notice of any annual or special meeting may be waived in writing by any stockholder and will be deemed waived by each stockholder attending such annual or special meeting.

SECTION 4.                                                 Closing of Transfer Books or Setting of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any continuation thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation shall have the power to close the stock transfer books for a stated period of time not to exceed, in any case, thirty (30) days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books as aforesaid, the Board of Directors may set in advance a record date as the date for any such determination of stockholders, such date in no case to be more than thirty (30) days, and in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  Only such stockholders as shall be stockholders of record on the record date so set or the date the stock transfer books are closed shall be entitled to notice of, and to vote at, such meeting or any continuation thereof, or to receive payment of any dividends or allotment of any rights or to exercise such rights, or to give such consent, as the case may be.  If the stock transfer books are not closed and/or no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend, or for any other lawful purpose, the date next preceding the date on which notice of the meeting is given, or the date on which a resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall also apply to any continuation thereof.

SECTION 5.                                                 Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any continuation thereof, arranged in alphabetical order with the address of and the number of shares held by each stockholder entitled to vote.  Such list shall be kept on file either at the place the meeting is to be held, such place to be specified in the notice of the meeting, at the registered office of the Corporation for a period of ten (10) days prior to such meeting and shall be open to inspection by any stockholder for any purpose germane to the meeting at any time during normal business hours during such ten (10) day period.  Such list shall also be produced and kept open at the time and place of the meeting and shall be open to inspection by any stockholder during the duration of the meeting for any purpose germane to the meeting.  The original and current stock transfer book shall be prima facie evidence of which stockholders are entitled to examine such list or transfer books or to vote at any meeting of stockholders.

SECTION 6.                                                 Quorum.  The holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting, if represented in person or by proxy, shall constitute a quorum at any meeting of stockholders except as otherwise provided by statute or by the Certificate of Incorporation.

SECTION 7.                                                 Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote or give his, her or its consent by proxy executed in writing by such stockholder or by his, her or its duly authorized attorney in fact.  Such proxy shall and must bear a date not more than ten (10) days prior to said meeting, and must be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 8.                                                 Voting of Shares.  Each stockholder with voting power is entitled to one vote in person or by proxy for each share of stock held in its, his or her name on the books of the Corporation on the date the transfer books are closed or on the record date, whichever is applicable, as provided and established in Section 4 above.  Such vote may be by a voice vote, or any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting, and the number of shares voted by it, him or her, and if such ballot be cast by proxy, the name of such proxy.  All corporate questions and matters voted upon shall be decided by majority vote of the stockholders entitled to vote constituting a quorum and voting on such question or matter.

SECTION 8.1.                                                   Voting Shares of Certain Holders.  Shares held in the name of another corporation may be voted by any such officer, agent or proxy as the Bylaws of such corporation may designate, or, in the absence of any such provision, as the Board of Directors of such corporation may designate.  Written authority for any such designated officer, agent or proxy to vote on behalf of such other corporation must be presented to the Secretary at or prior to the time of any meeting at which such shares shall be voted.

Shares held by an administrator, executor, guardian or conservator may be voted by him, her or it either in person or by proxy, without a transfer of such shares into his, her or its name.  Shares held in the name of a trustee may be voted by him, her or it, either in person or by proxy, but no trustee shall be entitled to vote shares held without a transfer of such shares into his, her or its name.

Shares held in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her or its name if the authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

Shares held in the name of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, unless the Secretary is furnished written notice to the contrary with a copy of the instrument or order appointing or creating the relationship by which such notifying joint holder is authorized to act, shall be voted as follows: (i) if one (1) joint holder votes, his act binds all; or (ii) if more than one (1) joint holder votes, the act of the majority voting binds all; or (iii) if more than one (1) joint holder votes but the vote is evenly split on any particular matter, each faction may vote the security in question proportionally, or any person or entity voting the shares may apply to the district court to appoint an additional person to act with the persons or entities so voting the shares, which shall then be voted as determined by a majority of such persons or entities and the person appointed.  If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

SECTION 9.                                                 Voting for Election of Directors.  Unless otherwise provided by law, every shareholder entitled to vote at each election of Directors shall have the right, either in person or by proxy, to vote the total number of shares owned by him, her or it for each Director’s position to be filled on the Board of Directors.  There shall be no cumulative voting privileges nor shall the stockholders be required to distribute their votes among any number of candidates pursuant to the cumulative voting principle.  Election of Directors shall be decided by a majority vote of the stockholders entitled to vote constituting a quorum and voting on such matter.

SECTION 10.                                          Consent of Absentees.  No defect in the calling or giving notice of a stockholders meeting will affect the validity of any action at the meeting if a quorum of stockholders, as determined by Section 6 herein, was present and if each stockholder not present in person or by proxy and who was adversely affected by such defect signs a written waiver of notice or a written consent to the calling of the meeting, and any such waivers, consents or approvals are filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11.                                          Informal Action by Stockholders.  Unless otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any such annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 12.                                          Inspectors of Election.  Three (3) inspectors of election shall be appointed by the Board of Directors before or at each meeting of the stockholders of the Corporation at which an election of Directors shall take place; provided that if no such appointment shall have been made, or if any of the inspectors appointed by the Board of Directors shall refuse to act at or fail to attend such meeting or continuation thereof, then the appointment of the remaining number of inspectors necessary shall be made by the presiding officer at the meeting.  The inspectors shall receive and take charge of all proxies and ballots, and shall decide all questions regarding the qualification of voters, the invalidity of proxies and acceptance and rejection of votes.  In case of a tie vote by the inspectors on any questions, the presiding officer shall cast the deciding vote.  It shall be the duty of such inspectors after any such valid election of Directors to certify under their hands to the Secretary of the Corporation the results of such election and the names of the Directors-elect.  The inspectors of election, at the request of the Chairperson of such meeting shall act as inspectors and tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

ARTICLE IV.

BOARD OF DIRECTORS

SECTION 1.                                                 General Powers.  The management and administration of all of the affairs, property and business of the Corporation shall be vested in a Board of Directors, such Board being authorized to exercise all powers of the Corporation and take all lawful actions as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2.                                                 Number, Tenure and Qualifications.  The number of Directors of the Corporation shall be not less than one (1) nor more than seven (7) persons who shall be elected by a plurality vote at the annual meeting of the stockholders for a term of one (1) year each; provided, that each Director shall hold office until his successor is elected and qualified even though his or her tenure of office may thereby exceed one (1) year.

The number of Directors of the Corporation may at any time be increased or decreased by the affirmative vote of a majority of the Directors, though less than a quorum, at any regular or special meeting of Directors if notice of such special meeting contains a statement of the proposed change in the number of Directors, or by the vote of a majority of stockholders entitled to vote at any regular or special meeting of stockholders if the notice of such meeting contains a statement of the proposed change in the number of Directors.  In case of any such increase in the number of Directors, such additional Directors shall hold office until their successors are duly elected and qualified at the next annual or other valid election of Directors.  It shall not be a requirement for the office of Director that such person be a stockholder of this Corporation.

SECTION 3.                                                 Election of Officers.  The Directors shall elect at their first meeting, and each subsequent annual meeting of the stockholders, the following officers of the Corporation for a term of one (1) year or until their successors are elected and qualified even though their tenure of office may thereby exceed one (1) year: A President and a Secretary.  The Board of Directors may elect the following additional officers: A Chairman, Vice Chairman, Treasurer, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Two or more offices may be held by the same persons, except the offices of President and Secretary shall not be held by the same person.

Officers selected by the Directors may hold a position on the Board of Directors of the Corporation.  The Board of Directors may appoint or elect such other officers and agents as they deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined or assigned from time to time by the Board of Directors.  The officers of the Corporation shall have specific control of the management and administration of the affairs, property, business and operation of the Corporation subject only to the general control of the Board of Directors and such matters as are governed by law or these Bylaws.

SECTION 4.                                                 Regular Meetings.  An annual meeting of the Board of Directors shall be held, without any notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide by resolution for the holding of additional meetings without any further notice other than by such resolution setting forth the date, time, place and business to be transacted at such additional meeting.  The Board of Directors of the Corporation may hold such meetings either within or without the State of Oklahoma.

SECTION 5.                                                 Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or the President, or in their absence, by any Vice President, or by any two (2) Directors (unless the Corporation has at that time less than three (3) Directors in which event the request of only one (1) Director shall be required) on at least three (3) days prior written notice to each Director as provided in Section 6 below.  The person or persons authorized to call special meetings of the Board of Directors may fix the date, time and place for holding any such special meeting of the Board of Directors called by them.  The Board of Directors of the Corporation may hold such meetings either within or without the State of Oklahoma.

SECTION 6.                                                 Notice.  Notice of any special meeting of the Board of Directors shall be given at least ten (10) days prior thereto by written notice delivered either personally or mailed to each Director at his or her address appearing on the books of the Corporation, or by telegram.  Such notice shall set forth the date, time, place, purpose and the business to be transacted at such special meeting.  If mailed, such notice shall be deemed to be delivered when received, refused, or as of the first attempted date of delivery if unclaimed, when deposited with the United States Postal Service properly addressed, as registered or certified mail, return receipt requested, postage prepaid thereon.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any Director may waive notice of any meeting and the attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director specially attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.                                                 Quorum.  A majority of the number of Directors fixed by Section 2 of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 8.                                                 Vacancies.  Any vacancy occurring in the Board of Directors, caused by any increase in the number of Directors, or resulting from the death, resignation, disqualification, removal or other cause, shall be filled by the affirmative vote of a majority of the remaining Directors, even though such remaining Directors may constitute less than a quorum of the Board of Directors, unless otherwise provided by law.  A Director elected to fill a vacancy shall be elected and immediately qualified for the remainder of the term of his predecessor in office and until his successor is elected and qualified.  Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by an election at the annual meeting of the stockholders or at a special meeting of the stockholders called for that specific purpose.

SECTION 9.                                                 Compensation.  By resolution of the Board of Directors, the Directors may be paid the expenses they incur, if any, in attending any meeting of the Board of Directors, and may by resolution be paid a fixed sum for attendance at each meeting of the Board of

Directors.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving full compensation therefor.

SECTION 10.                                          Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have consented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately, and not more than five (5) days after the adjournment of the meeting.  Such right to dissent to any particular action shall not apply to a Director who voted in favor of such action.

SECTION 11.                                          Standing or Temporary Committees.  Standing or Temporary Committees may be appointed from its own number from time to time by resolution or resolutions passed by a majority of the Board of Directors, and the Board of Directors may from time to time invest such committees with such power as it may see fit, subject to such conditions as may be prescribed by such Board of Directors and subject to the Certificate of Incorporation, these Bylaws and applicable statutes.  An Executive Committee may be appointed by a resolution passed by a majority of the whole Board of Directors, and such Executive Committee shall have all the powers provided by statute, except as specifically limited by the Board of Directors.  All committees so appointed shall consist of one (1) or more Directors of the Corporation and shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting whether special or annual.  All committees appointed as specified herein may hold meetings either within or without the State of Oklahoma.  A member of any duly appointed Standing or Temporary Committee may be paid the expenses incurred by such member, if any, in attending any regularly called meeting of such Committee and may be paid, upon authorization by the Board of Directors, a fixed sum for attendance at each meeting of such Committee.  No such payment shall preclude any member thereof from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12.                                          Other Powers.  In addition to the powers and authorities expressly conferred upon them by the provisions of these Bylaws, the Board of Directors may exercise all such powers of the Corporation and take all such lawful actions as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 13.                                          Informal Action by Directors.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any Committees thereof, may be taken without a meeting if a consent in writing setting forth the action so taken shall be promptly signed by all of the members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee of the Corporation.

SECTION 14.                                          Removal of Directors.  The entire Board of Directors, or any individual Director, may be removed from office in the manner provided by law or these Bylaws.

Any Director may be removed at any time with or without cause by a majority vote of the stockholders entitled to vote for the election of such Director at any regular meeting of stockholders or any special meeting called for such purpose.  Upon such removal of a Director, the stockholders entitled to vote thereon shall elect a Director to replace such removed Director at the same stockholders’ meeting at which such removal took place or at a subsequent stockholders’ meeting.  Removal of a Director shall be without prejudice to his or her contract rights, if any.

ARTICLE V.

OFFICERS

SECTION 1.                                                 Officers of the Corporation.  The officers of the Corporation shall be those designated in Section 3 of Article IV above.  The election and term of office of such officers shall be as provided in said Section 3 of Article IV above.  If the election of officers is not held at the first meeting of Directors or after the annual meeting of stockholders, such election shall be held as soon thereafter as may be convenient.  Each officer, whether elected or appointed, shall hold office until his or her successor shall be duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.

SECTION 2.                                                 Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed for cause or without cause by the affirmative vote of a majority of all members of the Board of Directors then in office whenever, in the judgment of said Board, the best interests of the Corporation would be served thereby; provided that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 3.                                                 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled for the remaining term of such office until a successor shall have been duly elected and qualified, by an election of the Board of Directors, as provided in Section 3 of Article IV above, at any regular or special meeting of the Directors.

SECTION 4.                                                 Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one is elected and qualified, or, in the absence of the Chairman, a Vice-Chairman, if one is chosen, shall preside at all meetings of stockholders and Directors and shall have and perform all other duties as may be prescribed by the Board of Directors.

SECTION 5.                                                 President.  The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise, manage and control all of the business and affairs of the Corporation.  In the absence of the Chairman or any Vice-Chairman of the Board of Directors, the President shall, when present, preside at all meetings of the stockholders and of the Board of Directors.  The President may sign, on behalf of the Corporation and under the seal of the Corporation, and in conjunction with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors or by law to so sign, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed; provided, however, the foregoing shall not apply to instances in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.  The President shall be an ex-officio member of all Standing or Temporary Committees and shall be responsible for carrying into effect all orders and resolutions of the Board of Directors and stockholders as required or directed or as good business judgment dictates.

SECTION 6.                                                 Vice President.  The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and of the Chairman of the Board of Directors.  Each Vice President shall have such powers and discharge such duties as may be prescribed from time to time by the President or by the Board of Directors.

SECTION 7.                                                 Secretary.  The Secretary shall:

(a)                                 If invited by the Board of Directors, attend meetings of the Board of Directors and meetings of the shareholders and file and keep the minutes of the stockholders’ meetings and of the Board of Directors meetings in one or more books provided for that purpose;

(b)                                 Keep and file the minutes of meetings of any committees of Directors and all other corporate resolutions and documents in one or more books provided for such purpose;

(c)                                  Give or cause to be given all notices required by law or these Bylaws;

(d)                                 Be the custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents duly authorized to be executed on behalf of the Corporation under the Corporate seal;

(e)                                  Keep and maintain a register of the post office address of each stockholder, which shall be furnished to the Secretary by such stockholder;

(f)                                   Have general charge of the stock transfer books of the Corporation; and

(g)                                  In general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors, including, without limitation, performance of business development duties on behalf of the Corporation.

SECTION 8.                                                 Treasurer.  The Treasurer, if one is chosen or if not, the Secretary shall:

(a)                                 If required by the Board of Directors, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.  Such bond shall further ensure the restoration to the Corporation of all books, papers vouchers, money and other property of whatever kind belonging to the Corporation and in the possession or under the control of the Treasurer

(or Secretary, as the case may be) in case of the Treasurer’s (or Secretary’s, as the case may be) death, resignation, retirement or removal from office;

(b)                                 Have charge and custody of and be responsible for all monies, bonds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and promptly deposit all such monies and valuables in the name of and for the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of these Bylaws;

(c)                                  Disburse all funds of the Corporation in payment of the just and lawful demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements;

(d)                                 Keep and render to the Board of Directors from time to time, as may be required of him or her, a full and accurate accounting of all his or her transactions as Treasurer and of the financial condition of the Corporation; and

(e)                                  In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

SECTION 9.                                                 Assistant Secretaries.  The Assistant Secretary(ies) in the order of their seniority shall, in the absence or disability of the Secretary, or in the event of the Secretary’s inability or refusal to act, perform the duties of the Secretary and exercise all powers conferred upon and be subject to all the restrictions imposed upon the Secretary.  The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed to them, or any of them, by the Secretary or by the Board of Directors.

SECTION 10.                                          Assistant Treasurers.  The Assistant Treasurer(s), in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, subject to the limitations thereon, and shall perform such other duties as the Treasurer or the Board of Directors may from time to time prescribe.

SECTION 11.                                          Compensation of Officers.  The compensation of officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, including all salaries and bonuses as may be paid to such officers in the discretion of the Board of Directors.  No officers shall be prevented from receiving a salary by reason of the fact that he or she is also a Director of the Corporation.

SECTION 12.                                          Reports of Officers.  All officers shall render written and detailed reports of all business transacted by them.  Such reports shall be rendered at the annual stockholders meeting and at any Directors meeting, when requested by the Directors.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.                                                 Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any lawful contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or limited to specific instances and/or actions.

SECTION 2.                                                 Loans.  No loan, surety or guarantee shall be contracted for on behalf of the Corporation and no evidence of indebtedness shall be issued in the name of the Corporation unless authorized by resolution of the Board of Directors.  Such authority may be general or limited to specific instances and/or actions.

SECTION 3.                                                 Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as from time to time may be determined by resolution of the Board of Directors.

SECTION 4.                                                 Deposits.  All funds, securities and other valuables of the Corporation not otherwise employed shall be promptly deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.                                                 Certificates for Shares.  Certificates representing the shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such Certificates shall be signed by the President and by the Secretary, or by such other officers authorized to do so by the Board of Directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued shall be entered on the stock transfer books of the Corporation together with the number of shares and the date of issuance.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled; provided that in case of an allegedly lost, destroyed or mutilated certificate, a replacement certificate may be issued therefor upon written affidavit of that fact and written request signed by the stockholder entitled to possession of such certificate and upon such terms and indemnity to the Corporation as the Board of Directors may require.

SECTION 2.                                                 Transfer of Shares.  The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation upon surrender or cancellation of the certificate for such shares by the holders of record thereof in person or by their duly authorized attorney or legal representative.  The person desiring to transfer such shares shall furnish proper evidence of authority to transfer such shares, or act through an attorney authorized to so transfer such shares by a Power of Attorney duly executed and filed with the Secretary of the Corporation.  The person in whose name shares are listed in the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes unless otherwise limited by these Bylaws.  Notwithstanding any provision hereof, the Corporation shall not be bound to recognize any equitable or other interest in any share on the part of any other person whether or not it shall have express or other notice thereof except as expressly provided by the laws of the State of Oklahoma.  The transferee of any transfer of shares shall be deemed to consent to and to have full notice of the Bylaws of the Corporation to the same extent as if such transferee had signed a written assent thereto.

SECTION 3.                                                 Regulations.  The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem appropriate or necessary concerning the issue, transfer, conversion and registry of certificates for shares of the capital stock of the Corporation which are not inconsistent with the laws of the State of Oklahoma, the Certificate of Incorporation of this Corporation and these Bylaws.

ARTICLE VIII.

FISCAL YEAR

The fiscal year of the Corporation shall be designated by resolution of the Board of Directors prior to the period of time in which such designation must be made under existing provisions of the United States Internal Revenue Code and any regulations relating thereto.  Notwithstanding the provisions of Section 1 of Article XIV of these Bylaws, this Article shall be deemed automatically amended by any resolution of the Board of Directors designating the fiscal year of this Corporation.

ARTICLE IX.

DIVIDENDS AND FINANCE

SECTION 1.                                                 Dividends.  The Board of Directors may, at any regular or special meeting and from time to time when earned, declare dividends on the Corporation’s outstanding shares by resolution of the Board of Directors and in the manner and upon the terms and conditions provided by law, subject to the conditions and limitations imposed by the Certificate of Incorporation of the Corporation.  Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

SECTION 2.                                                 Distribution of Profits.  Before payment of any dividend or making any distribution of profits, there may be set aside out of any of the funds of the Corporation available for dividends, such sum or sums as the Directors, from time to time in their absolute discretion, deem advisable or expedient, as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the payment of any employee bonuses, or for working capital, depreciation, losses in value or for any other proper corporate purpose the Directors deem conducive in their sole judgment to the best interests of the Corporation, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.  The

Board of Directors may increase, decrease or abolish any such reserve or reserves at any time in the manner in which such reserve or reserves were created.

ARTICLE X.

CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state in which the Corporation was incorporated and the words “Corporate Seal.”  Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

ARTICLE XI.

BOOKS AND RECORDS

SECTION 1.                                                 Maintenance of Books and Records.  All books, accounts and records of the Corporation, unless otherwise required by law or authorized by the Board of Directors, shall be kept in the principal office of the Corporation and shall be open to inspection by the Directors and stockholders of the Corporation at any reasonable time or times.

ARTICLE XII.

NOTICES

SECTION 1.                                                 Form and Manner of Notice.  Whenever the provisions of the Certificate of Incorporation or these Bylaws or the laws of the State of Oklahoma require notice to be given to any Director, officer or stockholder, such provision shall not be construed to require personal notice unless expressly so stated.  Such required notice shall be deemed sufficient if given in writing when received, refused, or as of the first attempted date of delivery if unclaimed, when mailed with the United States Postal Service in a sealed wrapper, certified or registered mail, postage prepaid, addressed to such Director, officer, stockholder or other person entitled thereto, at his or her address as listed in the books of the Corporation unless otherwise provided by these Bylaws.  The date of the giving of such notice shall be deemed to be the date upon which such notice is received, as set forth above.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

SECTION 2.                                                 Waiver of Notice.  Unless otherwise provided by law, whenever any notice is required to be given to any stockholder, officer or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under any applicable law, a waiver of such notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII.

INDEMNIFICATION AND INSURANCE

SECTION 1.                                                 Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of this Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) (hereinafter the “Act”), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, legal and personal representatives; provided, however, that, except as provided in Section 2 of this Article XIII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such indemnification in connection with a proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred hereby shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act requires the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified hereby or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

SECTION 2.                                                 Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article XIII hereof is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.                                                 Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred hereby shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, law, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

SECTION 4.                                                 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

ARTICLE XIV.

AMENDMENT OF BYLAWS

SECTION 1.                                                 Amendment by Board of Directors.  The Board of Directors shall have the power to make, amend, alter or repeal these Bylaws, or adopt new Bylaws, by the affirmative vote of a majority of the Directors at any regular or special meeting of the Board of Directors; provided that notice setting forth such alteration, amendment or repeal shall be given to each Director in writing at least three (3) days prior to said meeting and further provided that the Board of Directors may not adopt new Bylaws or amendments thereto which change the authorized number of Directors or their qualifications.

SECTION 2.                                                 Amendment by Stockholders.  The stockholders, by affirmative vote of the stockholders representing a majority of the stock issued and outstanding and entitled to vote, may make, alter, amend or repeal these Bylaws or adopt new Bylaws without notice at any annual meeting.  Provided, also, that these Bylaws may be altered, amended or repealed and new Bylaws adopted by vote of the stockholders representing a majority of all the shares issued and outstanding and entitled to vote at any special stockholders meeting when such proposed amendment, alteration or repeal or new Bylaws have been set forth in the notice of such special meeting.